Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as _________, 2026, between Alpenhaus Resort, LLC, a Utah limited liability company (the “Company”), and the investor identified on the signature page hereto (“Investor”).

Recitals

A. The Company has been formed as a limited liability company under the laws of the State of Utah by the filing of its Certificate of Organization with the Utah Division of Corporations and Commercial Code on July 31, 2026.

B. Investor desires to purchase and the Company desires to issue and sell to Investor the number of Class B Non-Voting Units of the Company set forth herein.

NOW, THEREFORE, taking the foregoing into account, and in consideration of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

SUBSCRIPTION AND SALE

1.1 Subscription and Sale. Investor hereby irrevocably subscribes for and irrevocably agrees to purchase from the Company, and the Company agrees to issue and sell to the Investor, Two Thousand (2,000) Class B Non-Voting Units (the “Units”) of the Company for which the Investor has subscribed, on the terms and subject to the conditions set forth in this Agreement.

1.2 Consideration. In full and complete consideration of the issuance by the Company of the Units, Investor hereby assigns and transfers to the Company all of Investor’s right, title and interest in and to that certain Option to Purchase Agreement dated March 24, 2026, by and between Investor and Wasatch Springs Management Holdings, LLC (the “Option Agreement”).

1.3 Operating Agreement. Investor’s execution of this Agreement shall constitute Investor’s agreement to be bound by all the terms and conditions of the Operating Agreement of the Company (the “Operating Agreement”) effective as of the date hereof, regardless of whether Investor delivers to the Company a counterpart signature to the Operating Agreement, a copy of which is attached hereto as Exhibit A. Investor acknowledges and agrees that the terms of the Operating Agreement grant the Company certain rights with respect to the Units, including restrictions on the transferability of the Units.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND

AGREEMENTS OF THE INVESTOR

The Investor hereby represents and warrants to, and covenants and agrees with, the Company as follows, which representations shall be true and correct as of the date of this Agreement:

2.1 Authority. The Investor has full power and authority to execute, deliver and perform this Agreement and to perform its obligations hereunder. If Investor is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and any other jurisdiction in which qualified to do business or necessary or appropriate to enter into or perform this Agreement, and Investor’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite company action and do not require any further authorization or consent. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms and conditions. The Investor may not, except as may be specifically permitted by law, cancel, terminate or revoke this Agreement, and this Agreement shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the Investor’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

2.2 Noncontravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any person a basis for accelerated or increased rights or termination or nonperformance under, any agreement or instrument to which the Investor is a party or by which the Investor is bound or affected or to which any of the property or assets of the Investor is bound or affected, (ii) if the Investor is an entity, conflict with or result in the violation of the provisions of the Investor’s charter, bylaws or other organizational documents, or any legal requirement applicable to or binding upon it, or (iii) conflict with any law, judgment, order, or decree to which Investor is subject. No consent or approval from, or a filing with, any other person, entity or governmental agency is required for Investor to enter into and perform this Agreement.

2.3 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act” or the “Act”). To qualify as an “accredited investor”, Investor must fall within one of the thirteen (13) categories of the definition of “accredited investor” set forth on Exhibit B attached hereto. Investor represents and warrants to the Company that it meets one or more of the categories of “accredited investor” listed on Exhibit B and Investor has designated which of the 13 categories it meets beneath its signature hereto.

2.4 Restricted Securities. The Investor acknowledges that the Units have not been registered under the Act or under the laws of any jurisdiction in reliance on exemptions from registration and qualification and the Investor acknowledges that such exemptions depend in large part on the Investor’s investment intent at the time the Investor acquires the Units. The Investor acknowledges that the Units may be resold without registration under the Act and applicable laws of other jurisdictions only under certain limited circumstances. The Investor understands that the availability of an exemption to permit Investor to sell the Units in the future will depend in part on circumstances outside the Investor’s control and that the Investor may be required to hold the Units for a substantial period. The Investor acknowledges that the Company is under no obligation so to register or qualify Units under the Act or any other securities law.

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2.5 Additional Transfer Restrictions. The Investor acknowledges that its investment in the Units, is an illiquid investment requiring the Investor to bear the economic risk of the investment for an indefinite period of time and that, in addition to restrictions under the Act and other applicable law, this Agreement and the Operating Agreement contain significant additional restrictions on transfer of the Units. The Investor acknowledges that no public market exists with respect to the Units and no representation has been made to the Investor that such a public market will exist at a future date and that it may not be possible to liquidate this investment readily, if at all, in the case of an emergency or for any other reason. The Investor acknowledges that no state securities administrator or commissioner has made any finding or determination relating to the fairness for investment of the Units and that no such administrator or commissioner has or will recommend or endorse the Units.

2.6 Investment Intent. The Investor is acquiring the Units for investment purposes only, for its own account and not as a nominee or agent for any other person, and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the Units. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Units.

2.7 Investor Experience. The Investor has experience as an investor in securities with limited liquidity of companies in the emerging and start-up stages, and acknowledges that it has no need for liquidity in the Units, is fully able to bear the economic risk of making an investment in the Units for an indefinite period of time, has sufficient net worth and means of providing for the Investor’s current needs and contingencies to sustain a complete loss of Investor’s investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating, and has evaluated, the merits and risks of this investment in the Units. Investor is not relying on the Company or any Member, Manager, officer or employee of the Company or any affiliate or professional advisor of such persons for legal, accounting, investment or tax advice. The amount of the investment contemplated by this Agreement does not exceed ten percent (10%) of Investor’s net worth.

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2.8 Receipt of Information. The Investor has conducted all of the due diligence Investor desires to conduct and has received all the information which it has requested about the Company, which it considers necessary or appropriate to decide whether to purchase the Units. The Investor has independently made a determination about the appropriateness of the investment by the Company, without reliance on any statement or information provided by the Company. The Investor has had an opportunity to ask questions of and receive answers from, the Company and its officers and managers regarding the Company and the terms and conditions of the purchase of the Units and has received satisfactory information and answers. The Investor is familiar with the Company’s business objectives and financial arrangements in connection therewith and believes the Units that the Investor is purchasing are the kind of securities that the Investor wishes to hold for investment and that the nature and purchase price of the Units are consistent with the Investor’s investment program. The Investor acknowledges that the Operating Agreement of the Company grants broad discretion to the sole Class A Member of the Company and that the Investor is subject to certain decisions made by the Managers pursuant to the terms and conditions of the Operating Agreement. The Investor is aware of the substantial risks associated with its investment in the Company, acknowledges that the Company has no financial and operating history and that the Investor may lose its entire investment in the Company. The Investor and Investor’s investment advisors have relied only on the information furnished or made available to them by the Company in purchasing the Units, and no independent person has confirmed the accuracy or truthfulness of such information nor whether it is complete. The Investor has not been presented with, or solicited by, any leaflet, public promotion meeting, newspaper or magazine article, radio, television or Internet advertisement or any other form of general advertising or general solicitation.

2.9 Speculative Investment. The Investor acknowledges that investing in the Company is a highly speculative investment and involves a high degree of risk, including, without limitation, the emerging stage of the Company, the need for additional capital, the success or failure of the Company, and the competition in the Company’s industry.

2.10 Taxes. The Investor hereby accepts full and sole responsibility for all state and federal tax consequences which may result from the Investor’s acquisition of the Units.

2.11 Professional Advisors. Investor acknowledges that, to extent desired, the Investor has consulted with the Investor’s financial, business and tax advisers before executing this Agreement.

2.12 Damages. Investor acknowledges and agrees that a breach by the Investor of any of the Investor’s representations made herein which results in a loss by the Company of the exemptions from registration and qualification requirements under applicable federal and state securities laws will cause the Investor to be liable to the Company for all damages and losses proximately caused thereby.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND
AGREEMENTS OF THE COMPANY

3.1 Organization and Good Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah.

3.2 Authorization, Execution and Enforceability.

(a) The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and the Operating Agreement (the “Investment Documents”) and to perform its obligations under each such Investment Document and to consummate the transactions contemplated thereby. Each Investment Document has been duly authorized by all requisite limited liability company action on the part of the Company, and each such Investment Document has been duly and validly executed and delivered by the Company. Each Investment Document constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity.

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(b) The execution, delivery and performance by the Company of the Investment Documents, and the consummation of the transactions contemplated thereby, will not conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien upon any of the assets or properties of the Company or under any provision of any agreement to which the Company is a party or by which the Company or any assets or properties thereof is or may be bound. The Company is not required to give any notice to, or make any filing with, any governmental authority for the valid execution, delivery and performance by the Company of the Investment Documents (other than filings required pursuant to applicable state securities laws, if any, in connection with the issuance and sale of the Units).

3.3 No Broker Fees. The Company has not employed any investment banker, broker or finder or incurred any actual or potential liability or obligation, whether direct or indirect, for any brokers’ fees or finders’ fees in connection with the transactions contemplated by the Investment Documents, for which the Investor may be liable.

3.4 The Units. The authorization, issuance, sale and delivery of the Units have been duly authorized by all requisite limited liability company action on the part of the Company. Immediately following the Closing, the Units will be duly authorized, validly issued and outstanding.

ARTICLE IV

GENERAL PROVISIONS

4.1 Survival of Representations and Warranties. The representations, warranties and covenants made herein and in any document or certificate delivered pursuant to this Agreement by a party shall be deemed to have been relied upon by the Company, shall survive until the expiration of the applicable statute of limitations, or any extensions thereof, and shall be and continue in effect notwithstanding any investigation made by the Company.

4.2 Indemnification. The Investor hereby indemnifies and holds harmless the Company (including its officers, managers, members, employees, agents and affiliates) against any and all loss, liability, claim, damage and expense whatsoever (including without limitation any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon breach of the Investor’s representations and warranties or failure by the Investor to comply with any covenant agreement made by it herein.

4.3 Governing Law; Exclusive Venue. The rights and obligations of the parties pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to any choice or conflict of law rule or provision (whether of the State of Utah or other jurisdiction) which would cause the application of any law or rule other than of the State of Utah. Investor agrees that all disputes arising hereunder or related to the purchase of Units by Investor shall be brought in the Federal and State courts located within Salt Lake County in Utah.

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4.4 Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising a right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, and no waiver whatever shall be valid, unless in writing signed by the other party or parties to be charged and then only to the extent specifically set forth in such writing. All remedies, rights, powers and privileges, either under this Agreement or by law or otherwise afforded to the parties to this Agreement, shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law. Each party hereto may exercise all such remedies afforded to it in any order of priority.

4.5 Notices. Any notice required or permitted under this Agreement shall be in writing and sufficient if delivered personally or mailed by registered or certified mail or reputable overnight courier, postage prepaid and return receipt requested, addressed to the Investor at the address set forth beneath Investor’s signature hereto or addressed to the Company and delivered to its registered agent.

4.6 Successors. This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties. The provisions of this Agreement shall be binding upon all subsequent holders of the Units who acquire the Units, directly or indirectly from the Investor in a transaction or series of transactions not involving a public offering. The Company may require any such transferee to confirm in writing his or its acceptance of the terms of this Agreement as a condition to such transfer. No party shall delegate its or their duties or obligations hereunder without the written consent of the other parties, which consent shall not be unreasonably withheld.

4.7 Severability. Should any term or provision of this Agreement or the application thereof to any circumstance, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provision of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable.

4.8 Expenses. Except as otherwise expressly provided herein, the parties shall bear their own expenses, including the fees and expenses of any attorneys, accountants or others engaged by them incurred in connection with this Agreement and the transactions contemplated hereby.

4.9 Entire Agreement. This Agreement, together with its exhibits, constitutes the entire agreement among the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representation and understandings of the parties in connection with the transactions contemplated hereby. No supplement, modification or amendment shall be binding unless executed in writing by all parties.

4.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument and all of which together shall be considered one and the same agreement. Delivery and receipt of executed pages by verified electronic transmission shall constitute effective and binding execution and delivery of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date set forth above.

COMPANY:	ALPENHAUS RESORT, LLC

By:
Name:
Title:

INVESTOR:	TAP REAL ESTATE TECHNOLOGIES, INC.

By:
Name:
Title:

Investor EIN: ____________________

Investor Address:

_____________________________

______________________________

______________________________

Investor qualifies as an “accredited investor” based on the following numbered paragraphs listed on Exhibit B: _____________________________.

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EXHIBIT A

Operating Agreement

(see attached)

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EXHIBIT B

13 Categories of “Accredited Investors”

“Accredited Investor” shall mean any person who comes within any of the following categories:

1.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000;

(i)	Except as provided in paragraph (5)(ii) of this section, for purposes of calculating net worth under this category (5):

(A)	The person’s primary residence shall not be included as an asset;

(B)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii)	Paragraph (5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A)	Such right was held by the person on July 20, 2010;

(B)	The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C)	The person held securities of the same issuer, other than such right, on July 20, 2010.

Note: For the purposes of calculating joint net worth in this category (5): Joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard of this category (5) does not require that the securities be purchased jointly.

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

8.	Any entity in which all of the equity owners are accredited investors;

Note: It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this category (8). If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this category (8) may be available.

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9.	Any entity, of a type not listed in categories (1), (2), (3), (7), or (8) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

Note: For the purposes this category (9), “investments” is defined in rule 2a51–1(b) under the Investment Company Act of 1940 (17 CFR 270.2a51–1(b)).

10.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this category (10), the Commission will consider, among others, the following attributes:

(i)	The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)	The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii)	Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)	An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

Note: The Commission will designate professional certifications or designations or credentials for purposes of this category (10), by order, after notice and an opportunity for public comment. The professional certifications or designations or credentials currently recognized by the Commission as satisfying the above criteria will be posted on the Commission’s website.

11.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c–5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c–5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

12.	Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)–1):

(i)	With assets under management in excess of $5,000,000,

(ii)	That is not formed for the specific purpose of acquiring the securities offered, and

(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

13.	Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)–1)), of a family office meeting the requirements in category (12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (12)(iii).

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